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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                DECEMBER 23, 2005
                        (Date of earliest event reported)

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                               HARSCO CORPORATION
             (Exact name of registrant as specified in its charter)



             DE                           1-3970                  23-1483991
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


                   350 POPLAR CHURCH ROAD, CAMP HILL, PA 17011
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 717-763-7064


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23, 2005, Harsco Corporation (the Company) executed a $100 million supplemental 364-day credit facility with Citicorp North America, Inc. and The Royal Bank of Scotland PLC ("Credit Facility"). The supplemental credit facility will serve as backup to the Company's investment-grade commercial paper programs. Interest on any outstanding borrowings will be based upon either (i) the announced Citicorp lending rate, (ii) the Federal Funds Effective Rate plus a margin, or (iii) the London Interbank Offered Rate (LIBOR) plus a margin. Other terms of the supplemental facility are substantially similar to the terms of the five-year credit facility executed by the Company on November 23, 2005. The supplemental facility will provide increased financial flexibility for potential growth-related investments and for general corporate requirements.

The new credit facility includes the same terms of default as are outlined in
Article VII of the November 23, 2005 five-year credit facility, which was previously filed as an 8-K on that date.

A copy of the credit facility is attached hereto and incorporated by reference herein as Exhibit 10.


ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - Supplemental Credit Facility





EXHIBIT INDEX

Exhibit 10 - Supplemental Credit Facility




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HARSCO CORPORATION
                                             (Registrant)



DATE: December 28, 2005                    /S/ Salvatore D. Fazzolari
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                                           Salvatore D. Fazzolari
                                           Senior Vice President, Chief
                                           Financial Officer and Treasurer